SECOND AMENDMENT
TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT
THIS SECOND AMENDMENT, effective as of the last date on the signature block, to the Amended and Restated Custody Agreement, dated as of April 1, 2021 (the “Agreement”), by and among each management investment company identified on Exhibit B attached hereto (each a “Company”), severally and not jointly, each Company acting for and on behalf of such series as are currently authorized and issued by the Company and may be authorized and issued by the applicable Company in the future subsequent to the date of this Agreement and listed on Exhibit B (each such series a “Fund” and collectively the “Funds”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to add funds to Exhibit B of the Agreement; and
WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties hereby amend the Agreement as follows:
1.    Exhibit B is hereby replaced and superseded in its entirety with Exhibit B attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH COMPANY LISTED ON EXHIBIT B		U.S. BANK NATIONAL ASSOCIATION

By:	ANGEL OAK ADVISORS CAPITAL, LLC

By:	/s/ Adam Langley	By:	/s/ Gregory Farley
Name:	Adam Langley	Name:	Greg Farley
Title:	Chief Operating Officer	Title:	Senior Vice President
Date:	October 7, 2022	Date:	10/17/2022

Exhibit B to the Amended and Restated Custody Agreement

List of Companies:
Angel Oak Funds Trust, with the following series:
•.Angel Oak Financials Income Impact Fund
•.Angel Oak Multi-Strategy Income Fund
•.Angel Oak High Yield Opportunities Fund
•.Angel Oak UltraShort Income Fund
•.Angel Oak Core Impact Fund
•.Angel Oak Income ETF
•.Angel Oak UltraShort Income ETF
Angel Oak Strategic Credit Fund
Angel Oak Financial Strategies Income Term Trust

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